Exhibit 10.1

Execution Version

STOCKHOLDERS AGREEMENT

by and among

CIT GROUP INC.

and

the parties listed on the signature pages hereto

_____________________

DATED AS OF JULY 21, 2014

TABLE OF CONTENTS

Page

Article I

DEFINITIONS

Section 1.01.	Definitions	1

Article II

TRANSFER RESTRICTIONS AND RESTRICTED ACTIVITIES

Section 2.01.	Transfer Restrictions	5
Section 2.02.	Restricted Activities	7

Article III

REGISTRATION RIGHTS

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.	Representations and Warranties of the Company	22
Section 4.02.	Representations and Warranties of Sellers	22

Article V

GENERAL PROVISIONS

Section 5.01.	Adjustments	23
Section 5.02.	Notices	23
Section 5.03.	Expenses	24
Section 5.04.	Amendments; Waivers; Action by Shareholders	24
Section 5.05.	Interpretation	24

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STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of July 21, 2014 (this “Agreement”), by and among the parties listed on the signature pages hereto (each, a “Seller,” and collectively, the “Sellers”), and CIT Group Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, on the date hereof, IMB HoldCo LLC (“Oxygen”), the Company, and Carbon Merger Sub LLC have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) pursuant to which Oxygen will merge with and into Carbon Merger Sub LLC (the “Merger”), with Carbon Merger Sub LLC surviving the Merger as a wholly-owned Subsidiary of the Company;

WHEREAS, Sellers will receive cash and shares of Common Stock in the Merger (such shares received in the Merger, the “Shares”); and

WHEREAS, each of the parties hereto desires to set forth in this Agreement certain terms and conditions regarding the Sellers’ ownership of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article I

DEFINITIONS

Section 1.01.                  Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. As used in and for purposes of this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person; provided, however, that other than for purposes of Section 2.02, no portfolio company of any investment fund, vehicle or account advised, managed or sponsored by any Oxygen Holder or its Affiliates shall be deemed an Affiliate of Oxygen, any of its Subsidiaries or any Oxygen Holder for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“beneficial owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act as in effect on the date of this Agreement; provided, however, that for purposes of this Agreement, a Person shall be deemed to be the beneficial owner of (i) any securities which may be acquired by such Person upon the exercise of any rights (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any condition, the occurrence of any event or any combination of the foregoing) and (ii) any securities which are the subject of any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person is a Receiving Party. The term “beneficially own” has a meaning correlative to the foregoing.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Closing” means the closing of the transactions contemplated by the Merger Agreement.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” means, collectively, the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“control” means the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, controlled by or under common control with the specified Person.

“Delaware Courts” has the meaning set forth in Section 5.09(b).

“Demand Notice” has the meaning set forth in Section 3.01(b)(i).

“Demand Registration” has the meaning set forth in Section 3.01(b)(i).

“Demand Shareholders” has the meaning set forth in Section 3.01(b)(i).

“Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party and/or voting rights that correspond substantially to the ownership by the Receiving Party of a number of securities specified or referenced in such contract, regardless of whether obligations under such contract are required or permitted to be settled through delivery of cash, securities or other property.

“Equity Interests” means the shares of Common Stock or other equity interests, as the case may be, of the Company, and any securities into which such shares of Common Stock or other equity interests shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of Common Stock or other equity interests.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any federal, state, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitral, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or any SRO.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Indemnified Party” has the meaning set forth in Section 3.09(c).

“Indemnified Persons” has the meaning set forth in Section 3.09(a).

“Indemnifying Party” has the meaning set forth in Section 3.09(c).

“Initial Takedown Shareholder” has the meaning set forth in Section 3.01(a)(ii).

“Inspectors” has the meaning set forth in Section 3.04(a)(x).

“Issuer FWP” has the meaning assigned to “issuer free writing prospectus” in Rule 433 under the Securities Act.

“Law” means any law (including common law), treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction, decree, directive, authorization or determination enacted, entered, promulgated, enforced or issued by any Governmental Entity.

“Lockup Termination Date” has the meaning set forth in Section 2.01(b).

“Loss” means any and all losses, claims, damages, Liabilities, obligations, costs and expenses (including, without limitation, as a result of any notices, actions, suits, proceedings, claims, demands, assessments, judgments, awards, costs, penalties, Taxes and reasonable expenses, including reasonable attorneys’ and other professionals’ fees and disbursements).

“Merger Agreement” has the meaning set forth in the Recitals.

“NYSE” means the New York Stock Exchange.

“Oxygen” shall have the meaning set forth in the Recitals.

“Permitted Transferee” shall have the meaning set forth in Section 2.01(a).

“Person” means any individual, corporation (including not-for-profit), savings association, bank, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Piggyback Registration” has the meaning set forth in Section 3.02.

“Piggyback Shareholders” has the meaning set forth in Section 3.02.

“Prospectus” means the prospectus (including any preliminary prospectus and any final prospectus) included in any Registration Statement, as amended or supplemented by any free writing prospectus, whether or not required to be filed with the SEC, prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, and all material incorporated by reference in such prospectus.

“Records” has the meaning set forth in Section 3.04(a)(x).

“Registrable Securities” means (i) all Shares that are beneficially owned by a Shareholder at any time and (ii) all Equity Interests issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) by way of share dividend or share split or in connection with a consolidation or other reorganization; provided, however, that a Share shall cease to be a Registrable Security if and when (x) it has been effectively registered under the Securities Act and disposed of in accordance with an effective Registration Statement covering it or (y) it is distributed to the public pursuant to Rule 144.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representative” means, with respect to any Person, such Person’s, or such Person’s Subsidiaries’, directors, officers, employees, accountants, investment bankers, commercial bank lenders, attorneys and other advisors or representatives (including the employees or attorneys of such accountants, investment bankers or attorneys).

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” and “Sellers” have the meanings set forth in the Preamble.

“Shareholder” means a Seller or Permitted Transferee thereof, for so long as such Seller or Permitted Transferee beneficially owns any Shares.

“Shares” has the meaning set forth in the Recitals hereto.

“SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act and (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market.

“Subsidiary” means, with respect to a Person, an Affiliate directly or indirectly controlled by such Person.

“Suspension Period” has the meaning set forth in Section 3.06(a).

“Takedown Offering” means an offering pursuant to an Automatic Shelf Registration Statement.

“Takedown Request” has the meaning set forth in Section 3.01(a)(ii).

“Takedown Shareholders” has the meaning set forth in Section 3.01(a)(ii).

“Transfer” means (i) any direct or indirect sale, assignment, disposition or other transfer, either voluntary or involuntary, of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“Transferring Seller” means a Seller that Transferred any of its Shares in accordance with Section 2.01(b) or Transferred Oxygen Common Interests, Oxygen Options, Oxygen Profits Interests or Oxygen Converted Common Interests in accordance with Section 2.01(a).

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities.

“Underwritten Offering” means a public offering of securities registered under the Securities Act in which an Underwriter participates in the distribution of such securities.

Article II

TRANSFER RESTRICTIONS AND RESTRICTED ACTIVITIES

Section 2.01.                  Transfer Restrictions.

(a)                No Seller shall Transfer any Oxygen Common Interests, Oxygen Options, Oxygen Profits Interests or Oxygen Converted Common Interests (in each case other than through the exercise or conversion of any such securities pursuant to their terms or the terms of the Merger Agreement) between the date hereof and the Closing, other than Transfers to a Controlled Affiliate of such Person that agrees to be bound by the provisions of this Agreement as if it were a Seller hereunder (a “Permitted Transferee”).

(b)               No Seller or Permitted Transferee shall Transfer any of the Shares prior to the date that is 90 days after the Closing Date (the “Lockup Termination Date”) and no Seller or Permitted Transferee shall Transfer more than half of its Shares prior to the date that is 180 days after the Closing Date, except in both cases other than (i) to a Permitted Transferee or (ii) to any Party or Parties not affiliated with the Seller who are acquiring majority control of the Company in a merger, tender offer or other transaction approved or recommended by the board of directors of the Company.

(c)                In the event that following the date hereof any Permitted Transferee ceases to be a Controlled Affiliate of the applicable Transferring Seller, then any prior Transfer to such Person pursuant to such exception in Section 2.01(a) or Section 2.01(b) shall become null and void and ownership and title to any such securities so Transferred shall revert to such applicable Transferring Seller. A Seller shall promptly notify the Company following any Transfer to a Permitted Transferee.

(d)               From and after the Lockup Termination Date, no Seller shall Transfer any Shares to any Person or Group who, to the Seller’s Knowledge, after giving effect to such Transfer, would beneficially own 5% or more of the outstanding shares of Common Stock; provided that the restriction shall not apply to Transfers effected through a broadly distributed Underwritten Offering pursuant to an exercise of the registration rights provided for in this Agreement or to a Transfer to any Party or Parties not affiliated with the Seller who are acquiring majority control of the Company in a merger, tender offer or other transaction approved or recommended by the board of directors of the Company. For the purposes of determining Seller’s “Knowledge”, (x) in no event shall (i) the knowledge of Seller’s broker be imputed to Seller or (ii) Seller have any obligation to make any inquiry or investigation as to the identity of the purchaser of any such Transfer and (y) if Seller has actual knowledge of the identity of the purchaser, Seller shall only be required to search the SEC’s Edgar system to establish whether or not such purchaser beneficially owns 5% or more of the outstanding shares of Common Stock.

(e)                The foregoing restrictions on Transfer may be waived by the Company in writing; provided that any such waiver shall be made on a pro rata basis across all Sellers and Permitted Transferees based on the number of Shares held by each such Person. The provisions in this Section 2.01 shall terminate with respect to each individual Seller (and its Permitted Transferees) on the first date when such Seller (and any such Permitted Transferees) beneficially own 20% or less of the Shares issued to such Seller pursuant to the Merger Agreement.

(f)                Any Transfer or attempted Transfer of Shares in violation of this Section 2.01 shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of the Company.

(g)               Any certificates for Shares issued to the Sellers or any Permitted Transferee pursuant to the Merger Agreement shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) in addition to the legend contemplated by Section 2.2(i) of the Merger Agreement referencing restrictions on transfer of such Shares under this Agreement which legend shall state in substance:

“The securities evidenced by this certificate are subject to restrictions on transfer set forth in a Stockholders Agreement, dated July 21, 2014, among the Company and certain other parties thereto (a copy of which is on file with the Secretary of the Company).”

(h)               Notwithstanding the foregoing, the holder of any certificate(s) for Shares shall be entitled to receive from the Company new certificates for a like number of Shares not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder at such time as such restrictions are no longer applicable.

Section 2.02.                  Restricted Activities.

(a)                Each Seller shall not and shall cause its Controlled Affiliates not to, directly or indirectly, without the Company’s prior written consent:

                                                                 (i)                        form, join or in any way participate in a Group with any other Seller (other than an Affiliate of such Seller), with respect to any voting securities of the Company;

                                                               (ii)                        otherwise act with any other Seller (other than an Affiliate of such Seller), to seek to control or influence the management or the policies of the Company; or

                                                             (iii)                        publicly disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing;

provided that this Section 2.02(a) shall in no way limit (i) the activities of any director of the Company taken in good faith solely in his or her capacity as a director of the Company or (ii) the right or ability of any Seller to vote Shares with respect to any matter; provided further that such Seller does not make any public announcement or public communication to another Seller (other than an Affiliate of such Seller) with respect to the manner in which such Seller intends to vote such Shares with respect to any matter.

(b)               Each Seller further agrees, that such Seller shall not and shall cause its Affiliates not to, without the written consent of the Company, publicly request the Company to amend or waive any provision of this Section 2.02 (including this sentence) or do so in a manner that would require the Company to publicly disclose such request.

(c)                The provisions in this Section 2.02 shall terminate with respect to each individual Seller (and its Permitted Transferees) on the first date when such Seller (and any such Permitted Transferees) beneficially own 20% or less of the Shares issued to such Seller pursuant to the Merger Agreement.

Article III

REGISTRATION RIGHTS

Section 3.01.                  Registration. (a) (i) Prior to the Lockup Termination Date, the Company will either (A) file an Automatic Shelf Registration Statement useable for the resale of Registrable Securities under the Securities Act from and after the Lockup Termination Date, in accordance with the methods of distribution elected by such Shareholders, (B) amend an existing Automatic Shelf Registration Statement so that it is useable for such resales or (C) file a Prospectus supplement that shall be deemed to be part of an existing Automatic Shelf Registration Statement in accordance with Rule 430B under the Securities Act that is useable for such resales. Such Automatic Shelf Registration Statement or Prospectus shall contain any intended method of distribution of the Shares specified in writing by any Shareholder. Until the earlier of (i) such time as all Registrable Securities cease to be Registrable Securities or (ii) the Company is no longer eligible to maintain an Automatic Shelf Registration Statement, the Company will keep current and effective an Automatic Shelf Registration Statement and file such supplements or amendments to such Automatic Shelf Registration Statement as may be necessary or appropriate in order to keep such Automatic Shelf Registration Statement continuously effective and useable for the resale of Registrable Securities under the Securities Act. In the event that the Company is no longer eligible to maintain an Automatic Shelf Registration Statement, the Company shall provide written notice to the Shareholders of such ineligibility within five (5) Business Days of the date on which the Company becomes aware of such ineligibility. The Company shall use reasonable best efforts to cause the Registrable Securities to, on or prior to the Lockup Termination Date, be qualified for trading on any securities exchange on which the Common Stock is listed or quoted.

                                                                 (ii)                        Upon the receipt by the Company of a written request from any Shareholder (the “Initial Takedown Shareholder”) that desires to sell Shares in an Underwritten Offering (an “Initial Takedown Request”) following the Lockup Termination Date, the Company will give written notice of such Initial Takedown Request to all other Shareholders, which notice shall be given in any event within three (3) Business Days of the date on which the Company received the applicable Initial Takedown Request. Any other Shareholders that desire to sell Shares in a Takedown Offering shall give written notice to the Company within ten (10) Business Days after the date the Company gave such other Shareholders notice of the Initial Takedown Request specifying the number of Registrable Securities proposed by such Shareholder to be included in such Takedown Offering. If Shareholders holding a majority of the Shares then held by all Shareholders do not join in the Initial Takedown Request within such ten (10) Business Day period then the Company shall not be required to take any further action with respect to such Initial Takedown Request. If Shareholders holding a majority of the Shares then held by all Shareholders join in the Initial Takedown Request, then such Initial Takedown Request shall be deemed to be a “Takedown Request” and such joining Shareholders together with the Initial Takedown Shareholder, are referred to collectively, as the “Takedown Shareholders”. Upon an Initial Takedown Request becoming a Takedown Request, the Company will cooperate with such Takedown Shareholders and any Underwriter in effecting a Takedown Offering pursuant to an Automatic Shelf Registration Statement as promptly as reasonably practicable following receipt of such Takedown Request; provided, however, that the Company shall not be obligated to effect more than one (1) Takedown Request pursuant to this Agreement; provided, further that such the Shareholders participating in such Takedown Offering must be in compliance with Section 2.01(b) of this Agreement. A Shareholder may change the number of Registrable Securities proposed to be offered in any Takedown Offering at any time prior to commencement of such offering so long as such change would not materially adversely affect the timing or success of the Takedown Offering;

provided further that the Company shall be entitled to reasonably delay a Takedown Offering to the extent resulting from such change.

(b)          (i) If at any time after the Lockup Termination Date and prior to the Company effecting a Takedown Request, the Company is no longer eligible to use an Automatic Shelf Registration Statement, within 30 days after the written request of Shareholders holding a majority of the Shares then held by the Shareholders to register the resale of a specified amount of the Registrable Securities under the Securities Act (a “Demand Notice”), the Company will (A) give written notice of such request to all other Shareholders (which notice shall be given in any event within three (3) Business Days of the date on which the Company received the applicable Demand Notice) and will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Demand Notice or by any other Shareholders by written notice to the Company given within ten (10) Business Days after the date the Company gave such other Shareholders notice of the Demand Notice (collectively, the “Demand Shareholders”) and (B) will file a Registration Statement, on an appropriate form which the Company is then eligible to use, to register the resale of such Registrable Securities, which Registration Statement will (if specified in the Demand Notice) contemplate the ability of the Demand Shareholders to effect an Underwritten Offering (each such registration, a “Demand Registration”); provided, however, that the Company shall not be obligated to effect more than one (1) Demand Registration pursuant to this Agreement; provided, further that such the Shareholders participating in such Takedown Offering must be in compliance with Section 2.01(b) of this Agreement. Each Demand Notice will specify the number of Registrable Securities proposed to be offered for sale and the intended method of distribution thereof. The Demand Shareholders may change the number of Registrable Securities proposed to be offered pursuant to any Demand Registration at any time prior to commencement of the offering so long as such change would not materially adversely affect the timing or success of the offering. Subject to Section 3.03 and with the written consent of Shareholders holding a majority of the Shares included in the Demand Registration (such consent not to be unreasonably withheld), the Company may include in any registration effected pursuant to Section 3.01(a) or this Section 3.01(b) any securities for its own account or for the account of holders of Common Stock (other than the Shareholders).

                                                     (ii)                        The Company will use its reasonable best efforts to (A) cause any Registration Statement to be declared effective (unless it becomes effective automatically upon filing) as promptly as practicable after the filing thereof with the SEC and (B) keep such Registration Statement current and effective for a period of not less than 90 days, and in any event for so long as necessary for the completion of the resale of Registrable Securities registered thereon. The Company further agrees to supplement or make amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period referred to in clause (B) above, including (1) to respond to the comments of the SEC, if any, (2) as may be required by the registration form utilized by the Company for such Registration Statement or by the instructions to such registration form, (3) as may be required by the Securities Act, (4) as may be required in connection with a Takedown Offering or (5) as may be reasonably requested in writing by the Demand Shareholders or any Underwriter and reasonably acceptable to the Company.

(c)                In the event an offering of Registrable Securities (including in connection with any Takedown Offering) under this Section 3.01 involves one or more Underwriters, the Takedown Shareholders or Demand Shareholders, on the one hand, and, the Company, on the other hand, shall each be entitled to select one internationally-recognized investment banking firm to serve as a lead Underwriter, with each of the two such lead Underwriters to be treated substantially the same in all respects (including underwriting discounts, fees and commissions) in respect of a takedown Offering or Demand Registration, and the Takedown Shareholders or Demand Shareholders, as applicable, shall have the right to select any additional Underwriters in connection with the offering; provided that any Underwriter must be reasonably acceptable to the Company. The Company shall reasonably assist such lead Underwriter or Underwriters in their efforts to sell Registrable Securities pursuant to such Registration Statement, including by taking the actions set forth in Section 3.04, and, if reasonably requested in connection with any Takedown Offering or Demand Registration that is an Underwritten Offering in which Shareholders intend to sell Registrable Securities shall make senior executives with appropriate seniority and expertise reasonably available for customary “road show” or other presentations during the marketing period for such Registrable Securities, in each case in connection with a maximum of one (1) Underwritten Offering pursuant to this Agreement (with an understanding that such Underwritten Offering shall be scheduled in a collaborative manner so as not to unreasonably interfere with the conduct of the business of the Company but that any delay of in excess of five (5) Business Days may only be made pursuant to the provisions of Section 3.06).

(d)               A Shareholder will be permitted to rescind a Demand Registration or Takedown Request or request the removal of any Registrable Securities held by it from any Demand Registration or Takedown Request at any time without having to reimburse the Company for any expenses; provided that should Shareholders holding a majority of the Shares that previously made a Demand Registration or Takedown Request rescind such request, each such rescinding Shareholder shall promptly reimburse the Company for the reasonable out of pocket expenses incurred by the Company in connection with such Demand Registration or Takedown Request on a pro rata basis in accordance with the number of Shares that each such Shareholder originally intended to be offered in such Demand Registration or Takedown Request, and following such reimbursement such Demand Registration or Takedown Offering, as applicable, will not count as a Demand Registration or Takedown Offering for purposes of determining when future Demand Registrations or Takedown Offerings may be requested by Shareholders pursuant to Section 3.01(a) or Section 3.01(b).

Section 3.02.                  Piggyback Registration. If at any time after the Lockup Termination Date and regardless of whether there has been a Demand Registration or an effected Takedown Request, the Company proposes to file a registration statement under the Securities Act or consummate a Takedown Offering with respect to an offering of Equity Interests for (a) the Company’s own account (other than a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (b) the account of any holder of Common Stock (other than a Shareholder), then the Company shall give written notice of such proposed filing or Takedown Offering to the Shareholders as soon as practicable (but in no event less than ten (10) Business Days before the anticipated filing date). Upon a written request given by any Shareholders to the Company within five (5) Business Days after delivery of any such notice by the Company (the “Piggyback Shareholders”), to include Registrable Securities in such registration or Takedown Offering, as applicable (which request shall specify the number of

Registrable Securities proposed to be included in such registration or Takedown Offering, as applicable), the Company shall, subject to Section 3.03, Section 2.01(b) of this Agreement and the following proviso, include all such requested Registrable Securities in such registration or Takedown Offering, as applicable, on the same terms and conditions as applicable to the Company’s or such holder’s shares of Common Stock (a “Piggyback Registration”); provided, however, that if at any time after giving written notice of such proposed filing or Takedown Offering, as applicable, and prior to the effective date of the Registration Statement filed in connection with such registration, or the consummation of such Takedown Offering, as applicable, the Company shall determine for any reason not to proceed with the proposed registration or disposition, as applicable, of the Equity Interests, then the Company may, at its election, give written notice of such determination to the Piggyback Shareholders and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration, or dispose of any Registrable Securities in connection with such Takedown Offering, as applicable. The Piggyback Shareholders shall, subject to Section 3.04(b), enter into a customary underwriting agreement with the Underwriter or Underwriters selected by the Company with respect to any Shares sold by the Piggyback Shareholders pursuant to this Section 3.02. No registration of Registrable Securities effected pursuant to a request under this Section 3.02 shall relieve the Company of its obligations under Section 3.01 or this Section 3.02.

Section 3.03.                  Reduction of Size of Underwritten Offering. Notwithstanding anything to the contrary contained herein, if the lead Underwriter(s) of an Underwritten Offering advises the Company in writing that, in its reasonable opinion the number of shares of Common Stock (including any Registrable Securities) that the Company, Shareholders and any other Persons intend to include in any Registration Statement or dispose of pursuant to any Takedown Offering exceeds the number that can be sold without materially and adversely affecting the price at which the securities can be sold, then the number of shares of Common Stock to be included in the Registration Statement, or disposed of pursuant to such Takedown Offering, as applicable, for the account of the Company, Shareholders and any other Persons will be reduced to the extent necessary to reduce the total number of securities to be included in any such Registration Statement or disposed of pursuant to such Takedown Offering, as applicable, to the number recommended by such lead Underwriter(s); provided, however, that such reduction shall be made in accordance with the following priorities:

(a)                priority in the case of a Takedown Offering or Demand Registration pursuant to Section 3.01(a) or Section 3.01(b) will be (i) first, all Registrable Securities requested to be included in the Registration Statement, or disposed of pursuant to the Takedown Offering, as applicable, for the account of the Takedown Shareholders or Demand Shareholders, as applicable, pursuant to Section 3.01(a) or Section 3.01(b), pro rata on the basis of the aggregate number of Registrable Securities sought to be registered or disposed of by such Shareholders, (ii) second, any Common Stock proposed to be offered by the Company for its own account and (iii) third, pro rata among any other holders of shares of Common Stock requested to be registered, or disposed of, as applicable, so that the total number of shares of Common Stock to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter;

(b)               priority in the case of a registration statement or Takedown Offering initiated by the Company for its own account which gives rise to a Piggyback Registration pursuant to Section 3.02 will be (i) first, Common Stock proposed to be offered by the Company for its own account, (ii) second, the Registrable Securities requested to be included in the Registration Statement, or disposed of pursuant to the Takedown Offering, as applicable, for the account of the Piggyback Shareholders pursuant to their registration rights under Section 3.02, pro rata on the basis of the aggregate number of Registrable Securities sought to be registered or disposed of by such Shareholders, and (iii) third, pro rata among any other holders of shares of Common Stock requested to be registered, or disposed of, as applicable, so that the total number of shares of Common Stock to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter; and

(c)                priority in the case of a registration statement or Takedown Offering initiated by the Company for the account of holders of Common Stock other than the Shareholders pursuant to registration rights afforded to such holders pursuant to a contractual right with the Company which gives rise to a Piggyback Registration pursuant to Section 3.02 will be (i) first, pro rata among the holders of shares of Common Stock requesting the offering pursuant to such contractual right, (ii) second, Registrable Securities requested to be included in the Registration Statement, or disposed of, pursuant to the Takedown Offering, as applicable, for the account of the Piggyback Shareholders pursuant to their registration rights under Section 3.02, pro rata on the basis of the aggregate number of Registrable Securities sought to be registered or disposed of by such Shareholders, (iii) third, Common Stock or other Equity Interests offered by the Company for its own account and (iv) fourth, pro rata among any other holders of shares of Common Stock requested to be registered, or disposed of, as applicable, so that the total number of Common Stock to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter.

Section 3.04.                  Registration Procedures. (a) Subject to the provisions of Section 3.01 or Section 3.02, in connection with the registration of the sale of Registrable Securities pursuant to a Demand Registration, any Takedown Offering or any Piggyback Registration hereunder, the Company will as promptly as reasonably practicable:

                                                                 (i)                        but no less than five (5) Business Days prior to the initial filing of a Registration Statement, furnish to the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, prior to the filing of a Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto, including each preliminary Prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to such Registration Statement, any agreements with Underwriters related to such offering and such other documents in such quantities as such Shareholders may reasonably request from time to time in order to facilitate the disposition of such Registrable Securities (including in connection with any Takedown Offering), and give such Shareholders and their Representatives a reasonable opportunity to review and comment on the same prior to filing any such documents, it being understood that the Company will not file any such Registration Statement containing any statements with respect to the Shareholders or the “Plan of Distribution” to which the Shareholders shall reasonably object in writing;

                                                               (ii)                        cause the Company’s Representatives to supply all information reasonably requested by the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, any Underwriter or their respective Representatives in connection with the Registration Statement or Takedown Offering that is customarily provided by issuers and their Representatives in connection with a registration statement or Takedown Offering;

                                                             (iii)                        use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, reasonably request; provided, however, that the Company shall in no event be required to (w) qualify generally to do business in any jurisdiction where it is not then so qualified, (x) subject itself to taxation in any jurisdiction where it is not otherwise then so subject, (y) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement or (z) consent to general service of process in any jurisdiction where it is not then so subject;

                                                             (iv)                        notify the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Company becomes aware that the Prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will promptly prepare and file with the SEC a supplement or amendment to such Prospectus and Registration Statement so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                                               (v)                        take reasonable best efforts to ensure that the information available to investors at the time of pricing includes all information required by applicable law (including the information required by Section 12(a)(2) and 17(a)(2) of the Securities Act);

                                                             (vi)                        advise the Underwriter(s), if any, and the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, promptly and, if requested by such Persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or “blue sky” laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order as promptly as practicable;

                                                           (vii)                        use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company to enable the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, to consummate the disposition of such Registrable Securities; provided, however, that the Company shall in no event be required to (w) qualify generally to do business in any jurisdiction where it is not then so qualified, (x) subject itself to taxation in any jurisdiction where it is not otherwise then so subject, (y) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement or (z) consent to general service of process in any jurisdiction where it is not then so subject;

                                                         (viii)                        enter into customary agreements (including underwriting agreements) and use reasonable best efforts to take such other actions as are reasonably requested by the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, in order to expedite or facilitate the disposition of such Registrable Securities, including, subject to the provisions of Section 3.01(c) with respect to Underwritten Offerings, preparing for and participating in a road show and other customary selling efforts as the Underwriters, if any, or such Shareholders reasonably request in order to expedite or facilitate such disposition;

                                                             (ix)                        if requested by the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, or the Underwriter(s), if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Shareholders and such Underwriter(s), if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                                                               (x)                        except to the extent prohibited by applicable Law and subject to entry into a customary confidentiality agreement or arrangement, make available, after reasonable advance notice, for inspection by the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, any Underwriter participating in any disposition of such Registrable Securities and any Representative for such Shareholders and/or such Underwriter (collectively, the “Inspectors”), during business hours at the offices where such information is normally kept, any financial and other records and corporate documents of the Company (collectively, the “Records”) as will be reasonably necessary to enable them to conduct reasonable and customary due diligence with respect to the Company and the related Registration Statement and Prospectus and request the Representatives of the Company and its Subsidiaries to supply all information reasonably requested by any such Inspector; provided, however, that Records and information obtained hereunder will be used by such Inspectors only for purposes of conducting such due diligence;

                                                             (xi)                        use reasonable best efforts to obtain and deliver to each Underwriter and each Takedown Shareholder, Demand Shareholder or Piggyback Shareholder, as applicable, a comfort letter from the independent registered public accounting firm for the Company (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters as such Underwriter and such Shareholders may reasonably request; provided, however, that if the Company fails to obtain such comfort letter and the relevant offering is abandoned, then such Demand Registration or Takedown Offering will not count as a Demand Registration or Takedown Offering, as applicable, for purposes of determining when future Demand Registrations or Takedown Offerings may be requested by Shareholders pursuant to Section 3.01(a) or Section 3.01(b);

                                                           (xii)                        use its reasonable best efforts to obtain and deliver to each Underwriter and each Takedown Shareholder, Demand Shareholder or Piggyback Shareholder, as applicable, a 10b-5 statement and legal opinion from the Company’s external counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions delivered to Underwriters in Underwritten Offerings as such Underwriter and/or such Shareholders may reasonably request; provided, however, that if the Company fails to obtain such statement or opinion and the relevant offering is abandoned, then such Demand Registration or Takedown Offering will not count as a Demand Registration or Takedown Offering, as applicable, for purposes of determining when future Demand Registrations or Takedown Offerings may be requested by Shareholders pursuant to Section 3.01(a) or Section 3.01(b);

                                                         (xiii)                        otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, within the required time period, an earnings statement covering a period of 12 months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

                                                         (xiv)                        provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

                                                          (xv)                        cooperate with the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, and the lead Underwriter or Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the Registration Statement in a form eligible for deposit with The Depository Trust Company not bearing any restrictive legends and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the lead Underwriter or Underwriters, if any, may request in writing or, if not an Underwritten Offering, in accordance with the instructions of such Shareholders, in each case in connection with the closing of any sale of Registrable Securities;

                                                         (xvi)                        not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities;

                                                       (xvii)                        furnish to each Takedown Shareholder, Demand Shareholder or Piggyback Shareholder, as applicable, and each Underwriter, if any, without charge, as many conformed copies as such Takedown Shareholder, Demand Shareholder or Piggyback Shareholder, as applicable, or Underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                                                     (xviii)                        make representations and warranties to the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, and the Underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary offerings;

                                                         (xix)                        use reasonable best efforts to cooperate with each Takedown Shareholder, Demand Shareholder or Piggyback Shareholder, as applicable, and each Underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

                                                           (xx)                        use reasonable best efforts to cause such Registrable Securities to be listed or quoted on the NYSE or, if Common Stock is not then listed on the NYSE, then on such other securities exchange or national quotation system on which the Common Stock is then listed or quoted; and

                                                         (xxi)                        take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms hereof.

(b)               In connection with the Registration Statement relating to such Registrable Securities covering an Underwritten Offering (including any Takedown Offering), the Company and the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, agree to enter into a written agreement with the Underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement. In the event an Underwritten Offering is not consummated because any condition to the obligations under any related written agreement with such Underwriters is not met or waived in connection with a Demand Registration or Takedown

Offering, and such failure to be met or waived is not attributable to the fault of the Shareholders, such Demand Registration or Takedown Offering, as applicable, will not count as a Demand Registration or Takedown Offering for purposes of determining when future Demand Registrations or Takedown Offerings may be requested by Shareholders pursuant to Section 3.01(a) or Section 3.01(b).

Section 3.05.                  Conditions to Offerings. (a) The obligations of the Company to take the actions contemplated by Section 3.01, Section 3.02 and Section 3.04 with respect to an offering of Registrable Securities (including any Takedown Offering) will be subject to the following conditions:

                                                                 (i)                        The Company may require the Takedown Shareholders, Demand Shareholders or Piggyback Shareholders, as applicable, to furnish to the Company such information regarding such Shareholders, the Registrable Securities or the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, in each case to the extent reasonably required by the Securities Act and the rules and regulations promulgated thereunder, or under state securities or “blue sky” laws; and

                                                               (ii)                        in any Underwritten Offering pursuant to Section 3.01 or Section 3.02 hereof, the Takedown Shareholders, Demand or Piggyback Shareholders, as applicable, together with the Company and any other holders of the Company’s securities proposing to include securities in any Underwritten Offering, will enter into a customary underwriting agreement in accordance with Section 3.04(b) with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings.

(b)               The Shareholders agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.04(a)(iv) or 3.04(a)(v) or a condition described in Section 3.06(a), the Shareholders will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities or Takedown Offering until the Shareholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.04(a)(iv) or notice from the Company of the termination of the stop order or Suspension Period.

(c)                Each Shareholder agrees that to the extent timely notified in writing by the Underwriters managing any Underwritten Offering by the Company of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, each such Shareholder that is participating in such Underwritten Offering shall agree (the “Underwriter’s Lockup”) not to Transfer any Shares without the prior written consent of the Company or such Underwriters during the period beginning seven (7) days before and ending ninety (90) days (or, in either case, such lesser period as may be permitted for all Shareholders by the Company or such managing Underwriter or Underwriters) after the effective date of the Registration Statement filed in connection with such Underwritten Offering. The Underwriter’s Lockup shall provide that if all or a portion of the Shares of any Shareholder is released from an Underwriter's Lockup or all or a portion of the Shares of any other party who entered into a substantially similar agreement with the Underwriters in connection with such Underwritten

Offering is released from such agreement, then the same percentage of the shares of each Shareholder shall be released from the Underwriter's Lockup.

Section 3.06.                  Suspension Period.

(a)                Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing prior written notice to the Shareholders, to require the Shareholders to suspend the use of the Prospectus included in any Automatic Shelf Registration Statement for resales of Registrable Securities pursuant to Section 3.01(a) or Section 3.02 or to postpone the filing or suspend the use of any Registration Statement pursuant to Section 3.01(b) or Section 3.02 for a reasonable period of time not to exceed forty-five (45) days in succession (or a longer period of time with the prior written consent of the Shareholders, which consent shall not be unreasonably withheld), ninety (90) days in the aggregate in any one-year period or two (2) times in any one-year period (a “Suspension Period”) if (A) the chief executive officer or chief financial officer of the Company determines in good faith that effecting the registration (or permitting sales under an effective registration) would materially adversely affect an offering of securities of the Company, (B) the Company is in possession of material non-public information and the chief executive officer or chief financial officer of the Company determines in good faith that the disclosure of such information during the period specified in such notice would be materially detrimental to the Company or (C) the Company shall determine that it is required to disclose in any such Registration Statement a contemplated financing, acquisition, corporate reorganization or other similar material transaction or other material event or circumstance affecting the Company or its securities, and the chief executive officer or chief financial officer of the Company determines in good faith that the disclosure of such information at such time would be materially detrimental to the Company or the holders of its Common Stock. In the event of any such suspension pursuant to this Section 3.06(a), the Company shall furnish to the Shareholders a written notice setting forth the estimated length of the anticipated delay. The Company will use reasonable best efforts to limit the length of any Suspension Period and shall notify the Shareholders promptly upon the termination of the Suspension Period. Notice of the commencement of a Suspension Period shall simply specify such commencement and shall not contain any facts or circumstances relating to such commencement or any material non-public information. The Company shall respond promptly to reasonable inquiry by a Shareholder as to such facts and circumstances. Upon notice by the Company to the Shareholders of any determination to commence a Suspension Period, the Shareholders shall keep the fact of any such Suspension Period strictly confidential, and during any Suspension Period, promptly halt any offer, sale, trading or transfer of any Common Stock pursuant to such Prospectus for the duration of the Suspension Period until (x) the Suspension Period has expired or, if earlier (y) the Company has provided notice that the Suspension Period has been terminated. For the avoidance of doubt, nothing contained in this Section 3.06 shall relieve the Company of its obligations under Section 3.01.

(b)               After the expiration of any Suspension Period and without any further request from a Shareholder, the Company shall as promptly as reasonably practicable prepare a Registration Statement or post-effective amendment or supplement to the applicable shelf Registration Statement or Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable

Securities included therein, if necessary so that the Prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.

Section 3.07.                  Registration Expenses. Subject to Section 3.01(d), all fees and expenses incurred by the Company in effecting any registration pursuant to this Article III, including all fees and expenses incurred in complying with securities or “blue sky” laws, printing expenses, any registration or filing fees payable under any federal or state securities or “blue sky” laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of the Financial Industry Regulatory Authority, fees and disbursements of counsel for the Company and fees and expenses of the Company’s independent registered certified public accounting firm, will be borne by the Company; provided, however, that the Shareholders will bear and pay any underwriting discounts, fees, commissions and related fees and out of pocket expenses of any Underwriters and such Underwriters’ counsel and transfer taxes, fees and disbursements of counsel for any Shareholder and any expenses required by applicable Law to be paid by a selling stockholder, in each case with respect to Registrable Securities offered for its account pursuant to any Registration Statement (including in connection with any Takedown Offering).

Section 3.08.                  Rules 144 and 144A and Regulation S. The Company covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will use reasonable best efforts to take any such further action as reasonably requested, all to the extent required from time to time to enable the Shareholders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Shareholder, the Company will deliver to such Shareholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 3.09.                  Indemnification; Contribution. (a) In connection with any registration of Registrable Securities or Takedown Offering pursuant to Section 3.01 or Section 3.02, the Company will indemnify, defend and hold harmless each Shareholder, its Affiliates, directors, officers and shareholders, employees and each Person who controls such Shareholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) from and against any and all Losses caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in any part of any Registration Statement or any Prospectus, including any amendment or supplement thereto, used in connection with the Registrable Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that the Company will not be required to indemnify any Indemnified Person for any such Loss arising out of or with respect to sales pursuant to the Registration Statement or Prospectus prior to 180 days subsequent to the Closing Date, based upon information in the Registration Statement or Prospectus that was represented by Oxygen as true and correct in the Merger Agreement, and with respect to which the Company would not have been reasonably expected to discover the failure of such information to be true and correct prior to the date of such sales.

(b)                In connection with any Registration Statement or Prospectus, the Shareholders who sell Shares pursuant to such Registration Statement or Prospectus will severally but not jointly indemnify, defend and hold harmless the Company, its directors, its officers, its employees and each Person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Shareholders, but only with respect to information arising out of or based upon information furnished in writing by such Shareholder or on such Shareholder’s behalf (in each case, in its capacity as a Shareholder), in either case for use in any Registration Statement or any Prospectus, including any amendment or supplement thereto.

(c)               In case any claim, action or proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.09(a) or Section 3.09(b), such Person (the “Indemnified Party”) will promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall be entitled to participate therein and, to the extent it shall wish, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and will pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure or delay to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement except to the extent that it shall be determined by a court of competent jurisdiction that such Indemnifying Party has been prejudiced by such failure or delay. In any such claim, action or proceeding, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party fails to assume the defense of the claim, action or proceeding within 15 Business Days following receipt of notice from the Indemnified Party or (iii) the Indemnified Party and the Indemnifying Party are both actual or potential defendants in, or targets of, any such action and the Indemnified Party has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that the Indemnifying Party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. In the case of the retention of any such separate firm for the Indemnified Parties, such firm will be designated in writing by the Indemnified Parties. The Indemnifying Party will not be liable for any settlement of any claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if such claim, action or proceeding is settled with such consent or if there has been a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any Loss by reason of such settlement or judgment. No Indemnifying Party will, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any pending or threatened proceeding in respect of which any Indemnified Party is seeking indemnity hereunder, unless such settlement includes (i) an unconditional release of such Indemnified Party from all liability in connection with such proceeding, (ii) no finding or admission of any violation of Law or any violation of the rights of any Person by the Indemnified Party or any of its Affiliates can be made as the result of such action and (iii) the sole relief (if any) provided is monetary damages that are reimbursed in full by the Indemnifying Party.

(d)                If the indemnification provided for in this Section 3.09 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or is insufficient in respect of any Losses referred to in this Section 3.09, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) but also the relative benefit of the Company, on the one hand, and such Shareholder, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of the Losses referred to above will be deemed to include, subject to the limitations set forth in Section 3.09(c), any reasonable legal or other out of pocket fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(e)               The parties agree that it would not be just and equitable if contribution pursuant to Section 3.09(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 3.09(d). No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In no event shall any Shareholder be obligated to provide indemnification or contribution in excess of the net aggregate proceeds received from the sale of Registrable Securities pursuant to the applicable Registration Statement or Prospectus.

Section 3.10.                  Termination. The provisions in this Article III shall terminate with respect to each individual Shareholder on the first date when such Shareholder no longer holds any Registrable Securities.

Section 3.11.                  Participating Shareholder. By written notice delivered to Carbon, any Shareholder (an “Opting-Out Shareholder”) may elect to waive its right to be a Takedown Shareholder and participate in Underwritten Offerings and to be a Piggyback Shareholder and participate in a Piggyback Registration (“Section 3.11 Opt-Out”), until such time as the written notice is rescinded in writing. During such time as a Section 3.11 Opt-Out is in effect: (a) the Opting-Out Shareholder shall not receive notices of any proposed Underwritten

Offering or Piggyback Registration, (b) shall not be entitled to participate in any such Underwritten Offering pursuant to Section 3.01(a)(ii) or Piggyback Registration pursuant to Section 3.02, and (c) shall not be subject to Section 3.05(c).

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.                  Representations and Warranties of the Company. The Company represents and warrants to Sellers as of the date hereof that:

(a)                The Company has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)               This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

(c)                This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by each of the Sellers, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.

(d)               The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby (assuming that the consents, approvals and filings referred to in Section 4.4 of the Merger Agreement are duly obtained and/or made) do not and will not conflict with, violate any provision of, or require the consent or approval of any Person under, applicable Law, the organizational documents of the Company or any contract or agreement to which the Company is a party.

(e)                The Company is a “well-known seasoned issuer” within the meaning of Rule 405 promulgated under the Securities Act.

Section 4.02.                  Representations and Warranties of Sellers. Each of the Sellers represent and warrant to the Company as of the date hereof that:

(a)                Such Seller is the sole record and beneficial owner of the Oxygen Common Interests, Oxygen Options, Oxygen Profits Interests or Oxygen Converted Common Interests set forth on Annex A opposite such Seller’s name and such securities constitute all of the securities of Oxygen owned of record or beneficially owned by such Seller.

(b)               Such Seller has been duly formed, is validly existing and is in good standing under the Laws of its state of organization. Such Seller has all requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(c)                The execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby (assuming that the consents, approvals and filings referred to in Section 3.4 of the Merger Agreement are duly obtained and/or made) do not and will not conflict with, violate any provision of, or require the consent or approval of any Person under, applicable Law, the organizational documents of such Seller or any contract or agreement to which such Seller is a party.

(d)               The execution, delivery and performance of this Agreement by such Seller has been duly authorized by all necessary corporate action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Enforceability Exceptions.

(e)                Such Seller: (i) is acquiring the Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” laws, or with any present intention of distributing or selling such Shares in violation of any such laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision and (iii) is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Such Seller has requested, received, reviewed and considered all information that such Seller deems relevant in making an informed decision to invest in the Shares and has received and reviewed a copy of this Agreement, the Merger Agreement, the Retention Agreements and the Selling Interestholder Restrictive Covenant Agreements. Such Seller understands that the Company is relying on the statements contained herein to establish an exemption from registration under the Securities Act and under state securities laws and acknowledges that the Shares are not registered under the Securities Act or any other applicable Law and that such Shares may not be Transferred except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom.

Article V

GENERAL PROVISIONS

Section 5.01.                  Adjustments. References to numbers of shares contained herein will be adjusted to account for any reclassification, exchange, substitution, combination, stock split or reverse stock split of Common Stock.

Section 5.02.                  Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)            if to the Company, to:

CIT Group Inc.

1 CIT Drive

Livingston, NJ  07039

Attention:	General Counsel
Facsimile:	(973) 740-5264

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019

Attention:	Edward D. Herlihy
David C. Karp
Facsimile:	(212) 403-2000

(b)            if to the Sellers or the Shareholders, to the addresses and other contact information set forth in Annex B.

(a)            if to the Company, to:

CIT Group Inc.

1 CIT Drive

Livingston, NJ  07039

Attention:	General Counsel
Facsimile:	(973) 740-5264

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY  10019

Attention:	Edward D. Herlihy
David C. Karp
Facsimile:	(212) 403-2000

(b)            if to the Sellers or the Shareholders, to the addresses and other contact information set forth in Annex B.

Section 5.03.                  Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.04.                  Amendments; Waivers; Action by Shareholders. Any provision of this Agreement may be waived or amended if, and only if, such waiver or amendment is in writing and signed, in the case of a waiver, by the party against whom the waiver is to be effective, or in the case of an amendment, by the Company and Sellers holding 60% or more of the Shares held by all Sellers; provided that no such amendment may disproportionately affect any Seller without the written consent of such Seller. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. In this Agreement, with respect to any references to consent of Shareholders or action to be taken by Shareholders (in each case as a group), where no specific percentage of Shareholders is specified, such references shall be deemed to be references to consent of or action by Shareholders holding 60% or more of the Shares held by all Shareholders; provided, however, that with respect to any such Underwritten Offering pursuant to Section 3.01(a)(ii) or Piggyback Registration pursuant to Section 3.02 the Shares held by an Opting-Out Shareholder shall be excluded.

Section 5.05.                  Interpretation.

(a)                The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this

Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)               The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “Law,” “Laws” or to a particular statute or Law shall mean such Law or statute as amended, modified or supplemented from time to time and shall be deemed also to include any and all rules and regulation promulgated thereunder.

Section 5.06.                  Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 5.07.                  Assignment; Third Party Beneficiaries. Except as expressly provided herein, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided that any Seller may assign its rights and interests under this Agreement to a Permitted Transferee upon written notice to the Company. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except with respect to Indemnified Persons pursuant to Section 3.09, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 5.08.                  WAIVER OF JURY TRIAL. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the extent permitted by Law at the time of institution of the applicable litigation, any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this

Agreement. Each party certifies and acknowledges that: (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) each party understands and has considered the implications of this waiver; (iii) each party makes this waiver voluntarily; and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.08.

Section 5.09.                  Governing Law; Jurisdiction.

(a)                This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Law.

(b)               Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Chancery Court, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or proceeding, in the United States District Court for the District of Delaware (such courts, the “Delaware Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Delaware Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Delaware Courts, (iii) waives any objection that the Delaware Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.02.

Section 5.10.                  Specific Performance. Each party hereto agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in the Delaware Courts, without bond or other security being required, this being in addition to any other right, remedy or cause of action to which such party is entitled at law or in equity.

Section 5.11.                  Effectiveness; Termination. This Agreement will be effective as of the date hereof and, except as otherwise set forth herein will continue in effect thereafter until the earlier of (a) the termination of the Merger Agreement pursuant to its terms or (b) its termination by consent of all parties hereto as of such time; provided, however, that the indemnity and contribution provisions contained in Section 3.09 and this Article V shall survive any termination of this Agreement or any provision thereof. Nothing in this Agreement shall be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to any termination hereof.

Section 5.12.                  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

Section 5.13.                  Maintenance of Member Indemnity. From and after the Effective Time, the Company shall cause Oxygen to indemnify and hold harmless each Seller and each Related Person of each Seller (as defined in Oxygen's limited liability agreement as in effect on the date of this Agreement) against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any legal proceedings, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including (a) such Person's status as a member or Related Person of a member, and (b) the transactions contemplated by the Merger Agreement, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Oxygen would have been permitted under Section 10.02 of Oxygen's limited liability agreement as in effect on the date of this Agreement, subject to limitations imposed by applicable Law; provided that such indemnification obligation shall not apply to any contractual claims asserted by the Company or its Subsidiaries and found by a court of competent jurisdiction in a final, enforceable judgment not subject to further appeal to constitute (i) a material breach of such Sellers’ or Related Person’s obligations or (ii) fraudulent acts of such Sellers or any Related Person, in each case under the Merger Agreement or Stockholders Agreement, as the case may be.

[Next page is a signature page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CIT GROUP INC.

By:	/s/ John A. Thain
	Name:	John A. Thain
	Title:	Chairman and Chief Executive Officer

JCF III HOLDCO I L.P.

By:	JCF III AIV I GP L.P., its general partner

By:	JCF III AIV I GP Ltd., its general partner

By:	/s/ Sally Rocker
	Name:	Sally Rocker
	Title:	Authorized Person

JCF III CO-INVEST PARTNERS I L.P.

By:	JCF III AIV I GP L.P., its general partner

By:	JCF III AIV I GP Ltd., its general partner

By:	/s/ Sally Rocker
	Name:	Sally Rocker
	Title:	Authorized Person

TRIDENT IV, L.P.

By:	STONE POINT CAPITAL LLC, Manager

By:	/s/ David Wermuth
	Name:	David Wermuth
	Title:	Senior Principal

[Signature Page to the Stockholders Agreement]

TRIDENT IV PROFESSIONALS FUND, L.P.

By: STONE POINT CAPITAL LLC, Manager

By:	/s/ David Wermuth
Name: David Wermuth
Title: Senior Principal

MSD FINANCIAL INVESTMENTS, LLC

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

PCRCo 3 L.P.

By:	/s/ Michael Waldorf
Name: Michael Waldorf
Title: Authorized Signatory

QUANTUM STRATEGIC PARTNERS LTD.

By:	/s/ Jay A. Schoenfarber
Name: Jay A. Schoenfarber
Title: Attorney-in-Fact

SPC ONEWEST LLC

By:	STONE POINT CAPITAL LLC, Manager

By:	/s/ David Wermuth
Name: David Wermuth
Title: Senior Principal

AMERICAN CAPITAL PARTNERS, LLC

By:	/s/ Michael Karfunkel
Name: Michael Karfunkel
Title: Managing Member

IMB MANAGEMENT HOLDINGS LP

By:	/s/ Steven T. Mnuchin
Name: Steven T. Mnuchin
Title: Chief Executive Officer

THE SHM 2009D TRUST

By:	/s/ Virginia Mortara
Name: Virginia Mortara
Title: Trustee

By:	/s/ Steven T. Mnuchin
Name: Steven T. Mnuchin